ASIA MEDIA COMMUNICATIONS, LTD.
                           (FORMERLY SPERZEL-NV, INC.)
                             CONDENSED BALANCE SHEET

                                     ASSETS

                                                        March 31,   December 31,
                                                           1996         1995
                                                       -----------  ------------
                                                        (Unaudited)

Current Assets:
      Cash ..........................................  $      --    $      --
                                                       ===========  ===========

                 LIABILITIES AND DEFICIT IN STOCKHOLDERS' EQUITY

Current Liabilities:
      Accounts Payable ..............................  $     3,422  $     3,422

Advances from Related Parties .......................       16,746       16,746
                                                       -----------  -----------
           Total Liabilities ........................       20,168       20,168
                                                       -----------  -----------

Deficit in Stockholders' Equity:
      Common stock, $.01 par value, 100,000,000
        shares authorized, 4,785,586 shares issued
        and outstanding in 1996 and 8,037,586 shares
        issued and outstanding in 1995 ..............      170,132      170,132
      Additional paid-in capital ....................      626,549      626,549
      Retained earnings (deficit) ...................      (83,128)     (83,128)
                                                       -----------  -----------
                                                           713,553      713,553

      Less: Treasury stock ..........................     (733,721)    (733,721)
                                                       -----------  -----------
           Total Deficit in Stockholders' Equity ....      (20,168)     (20,168)
                                                       -----------  -----------
                                                       $      --    $      --
                                                       ===========  ===========

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                         ASIA MEDIA COMMUNICATIONS, LTD.
                           (FORMERLY SPERZEL-NV, INC.)
                        CONDENSED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                        For the Three Months
                                                           Ended March 31,
                                                         1996          1995
                                                     ------------  ------------

Revenues:
      Net Sales ...................................  $       --    $       --

Costs and Expenses:
      Selling and Administrative ..................          --           7,755
                                                     ------------  ------------
Net Loss ..........................................  $       --    $     (7,755)
                                                     ============  ============

Loss per share, based on average weighted number
  of shares outstanding ...........................  $(      -- )  $(        --)
                                                     ============  ============

Number of Shares ..................................    6,953,586      8,037,586
                                                     ============  ============

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                         ASIA MEDIA COMMUNICATIONS, LTD.
                           (FORMERLY SPERZEL-NV, INC.)
                        CONDENSED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                       For the Three Months
                                                          Ended March 31,
                                                        1996           1995
                                                    ------------   ------------

Cash Flows from Operating Activities:
      Cash paid for goods and services ...........  $       --     $     (1,387)

Cash Flows from Financing Activities:
      Repayment of shareholders loan .............          --           (8,532)
                                                    ------------   ------------
Decrease in cash .................................          --           (9,919)

Cash balance, beginning ..........................          --            9,919
                                                    ------------   ------------

Cash balance, end .............................     $       --     $       --
                                                    ============   ============

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
                         ASIA MEDIA COMMUNICATIONS, LTD.
                           (FORMERLY SPERZEL-NV, INC.)
                        CONDENSED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                        For the Three Months
                                                           Ended March 31,
                                                         1996          1995
                                                     ------------  ------------

Reconciliation of Net Loss to Cash Flows from
  Operating Activities:

Net Loss ..........................................  $       --    $     (7,755)

Adjustments:
     Increase in accounts payable and accrued
       expenses ...................................          --           6,368
                                                     ------------  ------------

Cash Flows from Operating Activities ..............  $       --    $     (1,387)
                                                     ============  ============

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
                         ASIA MEDIA COMMUNICATIONS, LTD.
                           (FORMERLY SPERZEL-NV, INC.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation

        The accompanying balance sheet includes the accounts of Asia Media Communications, Ltd., (herein the "combine"), a corporation purchased by Sperzel-NV, Inc. on January 31, 1994. On the same date, Sperzel-NV, Inc. changed its name to Asia Media Communications, Ltd. As Asia Media Communications, Ltd., the Company had attempted to acquire the licensing rights for distribution of videos in the Far East. However, the acquisition was never completed and the Company is seeking opportunities in other business ventures.

NOTE 2: UNAUDITED FINANCIAL STATEMENTS

        The financial statements, as of March 31, 1996, and for the periods ended March 31 1996 and 1995, included herein are unaudited; however, such information reflects all adjustments consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the information for such periods. In addition, the results of operations for the interim periods are not necessarily indicative of results for the entire year. The accompanying financial statements are in condensed form and should be read in conjunction with the Company's annual report filed on Form 10K.

NOTE 3: SUBSEQUENT EVENT

        On March 18, 1996, the Company filed form 8K with respect to a merger with Kremlyorskey Group, Inc., (KGI), a privately held Delaware Corporation. As a result of the merger, KGI would be a successor corporation to the Company. Subsequent to March 31, 1996, the Company filed an 8K rescinding the planned merger.

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